                                                                 EXHIBIT 3.02



                   INDEX OF SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                           CARAUSTAR INDUSTRIES, INC.



                                   ARTICLE I.
OFFICES:

                    Section 1.                       Principal Office.
                    Section 2.                       Registered Office.
                    Section 3.                       Other Offices.


                                   ARTICLE II.

MEETINGS OF SHAREHOLDERS:

                    Section 1.                       Place of Meetings.
                    Section 2.                       Annual Meetings.
                    Section 3.                       Substitute Annual Meeting.
                    Section 4.                       Special Meetings.
                    Section 5.                       Notice of Meetings.
                    Section 6.                       Waiver of Notice.
                    Section 7.                       Voting Lists.
                    Section 8.                       Voting Group.
                    Section 9.                       Quorum.
                    Section 10.                      Proxies.
                    Section 11.                      Voting of Shares.
                    Section 12.                      Informal Action by Shareholders.
                    Section 13.                      Shareholder Protection Act.
                    Section 14.                      Control Share Acquisition Act.
                    Section 15.                      Actions to be Taken at an Annual
                                                     Meeting of Shareholders.

                                  ARTICLE III.

BOARD OF DIRECTORS:

                    Section 1.                       General Powers
                    Section 2.                       Number, Term and Qualifications.
                    Section 3.                       Nomination and Election of Directors.
                    Section 4.                       Removal.
                    Section 5.                       Vacancies.
                    Section 6.                       Chairman of Board.
                    Section 7.                       Compensation.



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
                                   ARTICLE IV.

MEETINGS OF DIRECTORS:

                    Section 1.                       Regular Meetings.
                    Section 2.                       Special Meetings.
                    Section 3.                       Notice of Meetings.
                    Section 4.                       Waiver of Notice.
                    Section 5.                       Quorum.
                    Section 6.                       Manner of Acting.
                    Section 7.                       Presumption of Assent.
                    Section 8.                       Informal Action by Directors.
                    Section 9.                       Committees.


                                   ARTICLE V.

OFFICERS:

                    Section 1.                       Officers of the Corporation.
                    Section 2.                       Appointment and Term.
                    Section 3.                       Compensation of Officers.
                    Section 4.                       Removal.
                    Section 5.                       Resignation.
                    Section 6.                       Bonds.
                    Section 7.                       Chairman.
                    Section 8.                       President.
                    Section 9.                       Vice-Presidents.
                    Section 10.                      Secretary.
                    Section 11.                      Assistant Secretaries.
                    Section 12.                      Treasurer.
                    Section 13.                      Assistant Treasurers.


                                   ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS:

                    Section 1.                       Contracts.
                    Section 2.                       Loans.
                    Section 3.                       Checks and Drafts.
                    Section 4.                       Deposits.


                                  ARTICLE VII.

CERTIFICATES FOR SHARES AND THEIR TRANSFER:

                    Section 1.                       Certificates for Shares.
                    Section 2.                       Transfer of Shares.
                    Section 3.                       Lost Certificate.
                    Section 4.                       Fixing Record Date.
                    Section 5.                       Holder of Record.
                    Section 6.                       Shares Held by Nominees.



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


                    Section 7.                       Treasury Shares.


                                  ARTICLE VIII.

INDEMNIFICATION:


                    Section 1.                       Indemnification of Directors and
                                                     Officers.
                    Section 2.                       Advancement of Expenses.
                    Section 3.                       Settlements.
                    Section 4.                       Benefit of Provisions.
                    Section 5.                       Authorization.


                                   ARTICLE IX.

GENERAL PROVISIONS:

                    Section 1.                       Distributions.
                    Section 2.                       Seal.
                    Section 3.                       Fiscal Year.
                    Section 4.                       Amendments.
                    Section 5.                       Definitions.




                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                           CARAUSTAR INDUSTRIES, INC.

                                   ARTICLE I.

                                     OFFICES

Section 1. Principal Office. The principal office of the corporation shall be located at such place as the Board of Directors may fix from time to time.

Section 2. Registered Office. The registered office of the corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

Section 3. Other Offices. The corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may designate or as the affairs of the corporation may require from time to time.

                                                    ARTICLE II.

                                              MEETING OF SHAREHOLDERS

Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation, or at such other place either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the shareholders entitled to vote thereat.

Section 2. Annual Meetings. The annual meeting of shareholders for the purpose of electing directors of the corporation and for the transaction of such other business as may be properly brought before the meeting shall be held at 9:00 a.m. on the third Wednesday in April of each year, or at such time and on such date as the Board of Directors may determine. If the third Wednesday in April shall be a legal holiday, such meeting shall be held on the next succeeding business day, unless the Board of Directors shall determine otherwise.

Section 3. Substitute Annual Meeting. If the annual meeting shall not be held on the day designated by these bylaws, a substitute annual meeting may be called

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                             in accordance with the provisions of Section 4 of
                             this Article II. A meeting so called shall be designated and treated for all purposes as the annual meeting.

Section 4. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman, President, Secretary or Board of Directors of the corporation.

Section 5. Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten nor more than sixty days before the date of any shareholders' meeting, either by personal delivery, or by telegraph, teletype, or other form of wireless communication, or by facsimile transmission, or by mail or private carrier, by or at the direction of the Board of Directors, the Chairman, President, Secretary, or other person calling the meeting, to each shareholder entitled to vote at such meeting; provided that such notice must be given to all shareholders with respect to any meeting at which a merger or share exchange is to be considered and in such other instances as required by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, correctly addressed to the shareholder at his address as it appears on the record of shareholders of the corporation, with postage thereon prepaid.

                             In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless such a statement is required by provisions of the North Carolina Business Corporation Act.

                             When a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment and if a new record date is not fixed for the adjourned meeting; but if a new record date is fixed for the adjourned meeting (which must be done if the new date is more than 120 days after the date of the original meeting), notice of the adjourned meeting must be given as provided in

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                             this section to persons who are shareholders as of
                             the new record date.

Section 6. Waiver of Notice. Any shareholder may waive notice of any meeting before or after the meeting. The waiver must be in writing, signed by the shareholder, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance in person or by proxy, at a meeting (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder or his proxy objects to considering the matter before it is voted upon.

Section 7. Voting Lists. Before each meeting of shareholders the Secretary of the corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, arranged by voting group, with the address of and number of shares held by each. The list shall be kept on file at the principal office of the corporation for the period beginning two business days after notice of the meeting is given and continuing through the meeting, and shall be subject to inspection by any shareholder, his agent or attorney at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, his agent or attorney, during the whole time of the meeting or any adjournment thereof.

Section 8. Voting Group. All shares of one or more classes or series that under the articles of incorporation or the North Carolina Business Corporation Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders constitute a voting group. All shares entitled by the articles of incorporation or the North Carolina Business Corporation Act to vote generally on a matter are for that purpose a single voting group. Classes or series of shares shall not be entitled to vote separately by voting

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



                             group unless expressly authorized by the articles of incorporation or specifically required by law.

Section 9. Quorum. A majority of votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter.

                             Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

                             In the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by a vote of the majority of the votes cast on the motion to adjourn; and, subject to the provisions of Section 5 of this Article II, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Section 10. Proxies. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy is not valid after the expiration of eleven months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting.

Section 11. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

                             Except in the election of directors as governed by provisions in Section 3 of Article III, if a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater vote number is required by law or by the articles of incorporation or bylaws of this corporation.

                             Shares of its own stock owned by the corporation directly or indirectly, through a subsidiary corporation or otherwise, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares

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                             at a given time, provided that this provision does
                             not limit the power of the corporation to vote its own shares held by it in a fiduciary capacity.

Section 12. Informal Action by Shareholders. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the corporation to be kept as part of the corporate records.

Section                      13. Shareholder Protection Act. The provisions of
                             Article 9 of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Shareholder Protection Act," shall not apply to the corporation.

Section 14.                  Control Share Acquisition Act.  The provisions of
                             Article 9A of Chapter 55 of the General Statutes of North Carolina, entitled "The North Carolina Control Share Acquisition Act," shall not apply to the corporation.

Section 15. Actions to be Taken at an Annual Meeting of Shareholders. No business shall be transacted at an annual meeting of shareholders, except such business as shall be (a) specified in the notice of meeting given as provided in Section 5 of this
                             Article II, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise brought before the meeting by a shareholder of record entitled to vote at the meeting, in compliance with the procedure set forth in this Section 15. For business to be brought before an annual meeting by a shareholder pursuant to (c) above, the shareholder must have given timely notice in writing to the Secretary. To be timely, a shareholder's notice must be delivered to, or mailed to and received at, the principal office of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder will be timely if received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting or such public disclosure was given or made. Notice of the date of the meeting shall

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                             be deemed to have been given by the corporation
                             more than 70 days in advance of the annual meeting if the annual meeting is called on the date indicated by Section 2 of this Article II without regard to when notice or public disclosure thereof is made. Notice of actions to be brought before the annual meeting pursuant to (c) above shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for bringing such business before the annual meeting,
                             (ii) the name and address, as they appear on the corporation's books, of each shareholder proposing such business, (iii) the classes and number of shares of the corporation that are owned of record and beneficially by such shareholder, and (iv) any material interest of such shareholder in such business other than his interest as a shareholder of the corporation. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the provisions set forth in this Section 15. If the chairman of the annual meeting determines that any business was not properly brought before the meeting in accordance with provisions prescribed by these bylaws, he shall so declare to the meeting, and to the extent permitted by law any such business not properly brought before the meeting shall not be transacted.

                                                 ARTICLE III.

                                                BOARD OR DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 2. Number, Term and Qualifications. The number of directors constituting the Board of Directors shall be not less than nine (9) nor more than fifteen (15) as may be fixed or changed from time to time, within the minimum and the maximum, by the shareholders or by the Board of Directors. Directors need not be residents of the State of North Carolina or shareholders of the corporation.

                             The directors shall be divided into three classes, as nearly equal in number as may be, to serve in the first instance until the annual meeting of

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                             shareholders to be held in 1993, 1994 and 1995,
                             respectively. At each successive annual meeting of shareholders beginning in 1993, the successors to the class of directors whose terms expire at that time shall be elected to serve for terms of three years. In the event of any increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified or chosen that all classes of directors shall remain or become as nearly equal in number as may be. The term of a director elected to fill a vacancy expires when the term of the vacating director would have expired had the vacating director served a full term. A decrease in the number of directors does not shorten an incumbent director's term. Despite the expiration of a director's term, such director shall continue to serve until a successor shall be elected and qualified or until there is a decrease in the number of directors.

Section 3. Nomination and Election of Directors. Except as provided in Section 5 of this Article III, directors shall be elected at the annual meeting of shareholders in accordance with the provisions of Section 2 of this Article III; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, the election of directors shall be by ballot.

                             Only persons who are nominated in accordance with the provisions set forth in these bylaws shall be eligible to be elected as directors at an annual or special meeting of shareholders. Nomination for election to the Board of Directors shall be made by the Board of Directors or a Nominating Committee appointed by the Board of Directors.

                             Nomination for election of any person to the Board of Directors may also be made if written notice of the nomination of such person shall have been delivered to the Secretary of the corporation at the principal office of the corporation not later than the close of business on the fifth business day following the date on which notice is first given to shareholders of the meeting at which such election is to be held. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of

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                             record of shares of the corporation entitled to
                             vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.


Section 4. Removal. A director may be removed only for cause by a vote of the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him.
                             A director may not be removed by the shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

Section 5. Vacancies. Any vacancy occurring in the Board of Directors, including without limitation a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, may be filled by the shareholders or by the Board of Directors, whichever group shall act first. If the directors remaining in office do not constitute a quorum, the directors may fill the vacancy by the affirmative vote of a majority of the remaining directors. If the vacant office was held by a director elected by a voting group, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.


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




Section 6. Chairman of Board. There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 7. Compensation. The Board of Directors may compensate directors for their services as such and may provide for the payment of any or all expenses incurred by directors in connection with such services.

                                                    ARTICLE IV.

                                               MEETINGS OF DIRECTORS

Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

Section 2. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman, the President or any two directors. Such meeting may be held within or without the State of North Carolina, as fixed by the person or persons calling the meeting.

Section 3. Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

                             The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice need not specify the purpose for which the meeting is called.

Section 4. Waiver of Notice. Any director may waive notice of any meeting which waiver must be in writing and signed by the director and should be filed with the minutes or the corporation's records. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or to transacting business at

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



                             the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5. Quorum. A majority of the number of directors fixed pursuant to these bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 6. Manner of Acting. Except as otherwise provided in these bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his contrary vote is recorded or his dissent or abstention is otherwise entered in the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstention is not available to a director who voted in favor of such action.

Section 8. Informal Action by Directors. An action taken without a meeting is nevertheless an action of the Board of Directors if written consent to the action in question is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

Section 9. Committees. The Board of Directors may create an Executive Committee, a Nominating Committee and other committees of the board and appoint members of the Board of Directors to serve on them. The creation of a committee of the board and appointment of members to it must be approved by the greater of (a) a majority of the number of directors in office when the action is taken or
                             (b) the number of directors required to take action pursuant to Section 6 of this Article IV. Each committee of the board must have two or more members and, to the extent authorized by law and specified by the Board of Directors, shall have

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



                             and may exercise all of the authority of the Board of Directors in the management of the corporation. Any vacancy occurring in a committee shall be filled by the vote of a majority of the number of directors fixed pursuant to these bylaws at a regular or special meeting of the Board of Directors. Any member of a committee may be removed at any time with or without cause by a majority of the number of directors fixed pursuant to these bylaws. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors when required. If action taken by a committee is not thereafter formally considered by the Board of Directors, a director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action. The provisions in these bylaws governing meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board of Directors established under this section.


                                                    ARTICLE V.

                                                     OFFICERS

Section 1. Officers of the Corporation. The officers of the corporation shall consist of a Chairman (if the Board of Directors chooses to elect a Chairman in accordance with Section 6 of Article III), a President, a Secretary, a Treasurer and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers, and other offices as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Appointment and Term. The officers of the corporation shall be appointed by the Board of Directors and each officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor shall have been appointed.

Section 3. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors and no officer shall serve the corporation in any other capacity and receive compensation therefor unless such additional

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



                             compensation be authorized by the Board of Directors. The appointment of an officer does not itself create contract rights.

Section 4. Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 5. Resignation. An officer may resign at any time by communicating his resignation to the corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer's resignation does not affect the corporation's contract rights, if any, with the officer.

Section 6. Bonds. The Board of Directors may by resolution require any officer, agent, or employee of the corporation to give bond to the corporation, with sufficient sureties, conditioned on the faithful performance of the duties of his respective office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 7. Chairman. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board.

Section 8. President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of

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



                             Directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9. Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-Presidents in the order of their length of services as Vice-Presidents, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or Board of Directors.

Section 10. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders, of the Board of Directors and the Executive Committee in one or more books provided for that purpose;
                             (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) keep or cause to be kept in the State of North Carolina at the corporation's registered office or principal place of business a record of the corporation's shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, and prepare or cause to be prepared voting lists prior to each meeting of shareholders as required by law; (h) attest the signature or certify the incumbency or signature of any officer of the corporation; and (i) in

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



                             general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 11. Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the power of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice-President, certificates for shares of the corporation.

Section 12. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such depositories as shall be selected in accordance with the provisions of
                             Section 4 of Article VI of these bylaws; (b) prepare, or cause to be prepared, a true statement of the corporation's assets and liabilities as of the close of each fiscal year, all in reasonable detail, which statement shall be made and filed at the corporation's registered office or principal place of business in the State of North Carolina within four months after the end of such fiscal year and thereat kept available for a period of at least ten years; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these bylaws.

Section 13. Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless otherwise determined by the Board of Directors shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all restrictions upon the Treasurer. They shall perform such other

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



                             duties as may be assigned to them by the Treasurer, by the President, or by the Board of Directors.

                                                    ARTICLE VI.

                                       CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3. Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such depositories as the Board of Directors may select.

                                                   ARTICLE VII.

                                    CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. The corporation shall issue and deliver to each shareholder certificates representing all fully paid shares owned by him. Certificates shall be signed by the President or a Vice-President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number

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



                             and class of shares and the date of issue, with the number and class of shares and the date of issue, shall be entered on the stock transfer books of the corporation.

Section 2. Transfer of Shares. Transfer of the shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record therefor by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and on surrender for cancellation of the certificate for such shares.

Section 3. Lost Certificate. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation claimed to have been lost or destroyed, upon receipt of any affidavit of such fact from the person claiming the certificate to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors shall require that the owner of such lost or destroyed certificate, or his legal representative, give the corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the corporation with respect to the certificate claimed to have been lost or destroyed, except where the Board of Directors by resolution finds that in the judgment of the directors the circumstances justify omission of a bond.

Section 4. Fixing Record Date. The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


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



                             If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

                             The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

Section 5. Holder of Record. Except as otherwise required by law, the corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of such shares.

Section 6. Shares Held by Nominees. The corporation shall recognize the beneficial owner of shares registered in the name of a nominee as the owner and shareholder of such shares for certain purposes if the nominee in whose name such shares are registered files with the Secretary a written certificate in a form prescribed by the corporation, signed by the nominee, indicating the following: (i) the name, address, and taxpayer identification number of the nominee; (ii) the name, address, and taxpayer identification number of the beneficial owner; (iii) the number and class or series of shares registered in the name of the nominee as to which the beneficial owner shall be recognized as the shareholder; and (iv) the purposes for which the beneficial owner shall be recognized as the shareholder.

                             The purposes for which the corporation shall recognize the beneficial owner as the shareholder may include the following: (i) receiving notice of, voting at, and otherwise participating in shareholders' meetings; (ii) executing consents with respect to the shares; (iii) exercising dissenters' rights under Article 13 of the Business Corporation Act; (iv) receiving distributions and share dividends with respect to the shares; (v) exercising inspection rights; (vi)

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



                             receiving reports, financial statements, proxy statements, and other communications from the corporation; (vii) making any demand upon the corporation required or permitted by law; and
                             (viii) exercising any other rights or receiving any other benefits of a shareholder with respect to the shares.

                             The certificate shall be effective ten (10) business days after its receipt by the corporation and until it is changed by the nominee, unless the certificate specifies a later effective time or an earlier termination date.

                             If the certificate affects less than all of the shares registered in the name of the nominee, the corporation may require the shares affected by the certificate to be registered separately on the books of the corporation and be represented by a share certificate that bears a conspicuous legend stating that there is a nominee certificate in effect with respect to the shares represented by that share certificate.

Section 7. Treasury Shares. Treasury shares of the corporation shall consist of such shares as have been issued and thereafter acquired but not canceled by the corporation. Treasury shares shall not carry voting or dividend rights.

                                                   ARTICLE VIII.

                                                  INDEMNIFICATION


Section 1. Indemnification of Directors. The corporation shall indemnify and hold harmless any person who at any time serves or has served as a director of the corporation to the fullest extent from time to time permitted by law in the event such person is made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative, investigative or arbitrative action, suit or proceeding, and any appeal therein (and any inquiry or investigation that could lead to such action, suit or proceeding), whether or not brought by or on behalf of the corporation, by reason of the fact that he is or was a director of the corporation or serves or served any other enterprise (including service as trustee or administrator under any employee benefit plan of the corporation or of any wholly owned subsidiary

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



                             of the corporation) as a director, officer, employee or agent at the request of the corporation. The rights of any director or former director or hereunder shall, to the fullest extent from time to time permitted by law, cover all liability and expense, including without limitation all attorneys' fees and expenses, judgments, fines, excise taxes and, subject to Section 3 of this
                             Article VIII, amounts paid in settlement, and all expenses incurred by such director or former director in enforcing his or her rights hereunder.

Section 2. Advancement of Expenses. To the fullest extent from time to time permitted by law, the corporation shall pay the expenses of any person who at any time serves or has served as a director of the corporation, including attorneys' fees and expenses, incurred in defending any action, suit or proceeding described in Section 1 of this
                             Article VIII in advance of the final disposition of such action, suit or proceeding.

Section 3. Settlements. The corporation shall not be liable to indemnify any such director or former director for any amounts paid in settlement of any proceeding effected without the corporation's written consent. The corporation will not unreasonably withhold its consent in any proposed settlement.

Section 4. Benefit of Provisions. The rights set forth in this Article VIII shall inure to the benefit of any such director or former director, whether or not he is a director at the time such liabilities or expenses are imposed or incurred, and whether or not the claim asserted against him is based upon matters that antedate the date of adoption of this Article VIII, and in the event of his death shall extend to his legal representative. The rights of directors and former directors under this Article VIII shall be in addition to and not exclusive of any other rights to which they may be entitled under any statute, agreement, insurance policy or otherwise. Any person who at any time after the adoption of this Article VIII serves or has served in any of the capacities described herein for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights of indemnification provided herein.


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



Section 5. Authorization. The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this Article VIII, including without limitation, to the extent needed, making a determination that indemnification is permissible in the circumstances and making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board of Directors shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

                                                    ARTICLE IX.

                                                GENERAL PROVISIONS

Section 1. Distributions. The Board of Directors may from time to time authorize, and the corporation may grant, distributions and share dividends to its shareholders pursuant to law and subject to the provisions of its articles of incorporation.

Section 2. Seal. The corporate seal of the corporation shall consist of two concentric circles between which is the name of the corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the corporation.

Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors.

Section 4. Amendments. Except as otherwise provided in the articles of incorporation or by law, these bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors.

                             No bylaw adopted, amended or repealed by the shareholders shall be readopted, amended or repealed by the Board of Directors unless the articles of incorporation or a bylaw adopted by the shareholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.


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


Section 5. Definitions. Unless the context otherwise requires, terms used in these bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.



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